Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American States Water Company
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-4676679 (I.R.S. Employer Identification No.)
630 East Foothill Boulevard
San Dimas, California, 91773
(909) 394-3600
(Address and telephone number of principal executive offices)

Southern California Water Company Investment Incentive Program
(Full title of the plan)

Robert J. Sprowls
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer
American States Water Company
630 East Foothill Boulevard
San Dimas, California 91773
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (909) 394-3600

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of	Amount	maximum	maximum	Amount of
securities	to be	offering	aggregate	registration
to be registered	registered(1)(2)	price per unit(3)	offering price(3)	fee(3)
Common Shares, no par value	325,000	$31.30	$10,172,500	$1,197.30

(1)	Each share is accompanied by a Junior Preferred Share Purchase Right pursuant to the Registrant’s Amended and Restated Rights Agreement dated January 25, 1999 with Mellon Shareholder Services, L.L.C. as rights agent.

(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests offered or sold pursuant to the employee benefit plan described herein.

(3)	Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Shares on November 18, 2005, as reported on the New York Stock Exchange and published on The Wall Street Journal Online.

     Southern California Water Company (the “Registrant”) filed with the Commission on a Registration Statement on Form S-8 relating to the Southern California Water Company Incentive Stock Program (Registration No. 333-39482), the contents of which are incorporated herein by reference. American States Water Company is the successor issuer of Southern California Water Company and expressly adopted this Registration as its own for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934 by post-effective amendment to the Registration Statement filed with the Securities and Exchange Commission on August 8, 1998 (file No. 333-47647).
     The following exhibits are furnished with this Registration Statement:

Exhibit Number	Exhibit

3.1	Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.3 of Form 10-K/A for the year ended December 31, 2004).

3.2	Bylaws (incorporated by reference to Exhibit 3.02 of Form 8-K filed on November 2, 1998).

3.3	Amended and Restated Rights Agreement dated August 3, 1998 between the Company and Mellon Shareholder Services L.L.C. (incorporated by reference to Exhibit 4.1 of Form 10-K filed for the year ended December 31, 1998).

4	Southern California Water Company Investment Incentive Program, as amended.

5	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”)
     Registrant has submitted or will submit the Investment Incentive Program (the “Plan”) and all amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service to qualify the Plan under Section 401 of the Internal Revenue Code.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Dimas, State of California, on the 17th day of November 2005.

AMERICAN STATES WATER COMPANY, A California corporation
By:	/s/ Floyd E. Wicks
Floyd E. Wicks
President

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Floyd E. Wicks and Robert J. Sprowls, and each of them individually, his/her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd E. Wicks Floyd E. Wicks	Director, President and Chief Executive Officer (Principal Executive Officer)	November 17, 2005
/s/ Robert J. Sprowls Robert J. Sprowls	Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer (Principal Financial and Accounting Officer)	November 17, 2005
/s/ James L. Anderson James L. Anderson	Director	November 16, 2005
/s/ N.P. Dodge, Jr. N.P. Dodge, Jr.	Director	November 16, 2005
/s/ Anne M. Holloway Anne M. Holloway	Director	November 16, 2005
/s/ Robert F. Kathol Robert F. Kathol	Director	November 16, 2005
/s/ Lloyd E. Ross Lloyd E. Ross	Director	November 17, 2005

     Pursuant to the requirements of the Securities Act of 1933, the members of the Investment Incentive Program Administrative Committee have duly caused this registration statement to be signed on behalf of the Southern California Water Company Investment Incentive Program by the undersigned, thereunto duly authorized, in the City of San Dimas, State of California on November 17, 2005.

SOUTHERN CALIFORNIA INVESTMENT INCENTIVE PROGRAM
By:	/s/ Robert J. Sprowls
Robert J. Sprowls
Member

By:	/s/ McClellan Harris III
McClellan Harris III
Member

By:	/s/ James B. Gallagher
James B. Gallagher
Member

By:	/s/ Susan L. Conway
Susan L. Conway
Member

By:	/s/ Joel A. Dickson
Joel A. Dickson
Member